EXHIBIT 23.4

               CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the two Registration Statements on Form S-8 (File Nos. 333-10337 and 333-79571), the four Registration Statements on Form S-3 (File Nos. 333-50559, 333-52851, 333-66059 and 333-71929) and the Registration Statement on Form S-4 (File No. 333-60331) of Lamar Advertising Company of our reports dated June 9, 1999 relating to the financial statements of Chancellor Media Outdoor Corporation, The Outdoor Division of Whiteco Industries, Inc., Martin Media L.P., and Martin & MacFarlane, Inc., which appear in the Form 8-K of Lamar Advertising Company dated July 6, 1999.


                                   /s/ PricewaterhouseCoopers LLP



Dallas, Texas
July 6, 1999